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                                August 23, 1996



Board of Directors
F.F.O. Financial Group, Inc.
2013 Live Oak Boulevard
St. Cloud, FL  34771-8462

Gentlemen:

         We have served as special counsel with respect to the preparation of the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission ("Registration Statement") by F.F.O. Financial Group, Inc. ("Corporation"). The Registration Statement relates to the registration of up to 241,500 shares of common stock, par value $.10 per share ("Common Stock"), to be issued pursuant to the Corporation's Key Employee Stock Compensation Program ("Program"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Program to adjust the number of shares reserved for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

         We are of the opinion that the shares of Common Stock to be issued pursuant to the Program, when issued and sold pursuant to the Program under the circumstances contemplated by the Registration Statement, and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.
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Board of Directors
F.F.O. Financial Group, Inc.
August 23, 1996
Page 2
____________________________



         We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus contained in the Registration Statement and to the filing of this opinion as an exhibit thereof.

                                    Very truly yours,

                                    SMITH, MACKINNON, GREELEY, BOWDOIN &
                                      EDWARDS, P.A.



                                    By:   /s/  John P. Greeley
                                        --------------------------------
                                               John P. Greeley